Exhibit 99.1

GREEN PLAINS INC.

SEGMENT OPERATIONS

(unaudited, in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	% Var.	2016	2015	% Var.
Revenues:
Ethanol production	$698,618	$532,424	31.2%	$2,409,102	$2,063,172	16.8%
Agribusiness and energy services	153,528	161,537	(5.0)	709,907	698,833	1.6
Food and food ingredients	87,257	50,897	71.4	318,181	219,385	45.0
Partnership	28,285	22,686	24.7	103,772	50,937	103.7
Intersegment eliminations	(35,590)	(27,630)	28.8	(130,081)	(66,738)	94.9

	932,098	739,914	26.0	3,410,881	2,965,589	15.0

Gross margin:
Ethanol production	67,353	17,392	287.3	128,196	123,348	3.9
Agribusiness and energy services	21,125	18,232	15.9	59,369	59,363	—
Food and food ingredients	11,948	653	*	23,785	2,724	*
Partnership	28,285	22,686	24.7	103,772	50,937	103.7
Intersegment eliminations	402	(38)	*	(320)	(150)	113.3

	129,113	58,925	119.1	314,802	236,222	33.3

Operating income (loss):
Ethanol production	35,798	(3,398)	*	28,125	43,266	(35.0)
Agribusiness and energy services	13,295	12,142	9.5	34,039	37,253	(8.6)
Food and food ingredients	6,842	(470)	*	16,436	(952)	*
Partnership	17,945	12,185	47.3	60,903	12,990	368.8
Intersegment eliminations	442	—	*	(170)	—	*

Segment operating income	74,322	20,459	263.3	139,333	92,557	50.5
Corporate activities	(18,252)	(7,721)	136.4	(47,645)	(31,480)	51.4

	$56,070	$12,738	340.2%	$91,688	$61,077	50.1%

*	Percentage variance not considered meaningful.